Exhibit 99.1

Ferrellgas Partners, L.P. Reports SECOND Quarter 2021 Results

•	Gross Profit increased by $9.6 million, or almost 3.6%, compared to the prior year period as a result of an $.09 increase in gross margin per gallon
•	Operating Income for the quarter increased by $18.2 million.
•	Operating expense decreased by $13 million or 10%.
•	Tank Exchange sale locations now exceed 62,500, up over 5,000 from prior year, contributing to 36% growth in volumes.
•	Bankruptcy Court confirms plan for holding company, Ferrellgas Partners, L.P.

Overland Park, KS., March 8, 2021 (GLOBE NEWSWIRE) – Ferrellgas Partners, L.P. (OTC: FGPRQ) (“Ferrellgas” or the “Company”) today reported financial results for its second quarter ended January 31, 2021.

The Company continued its strong operational performance during the second quarter of fiscal 2021, leading to an $18.2 million increase in operating income and setting a foundation for continued growth in fiscal 2021. The Company implemented strategic initiatives, including right-timed delivery of gallons, which led to significant decreases in operating expense during the quarter. These strategies result in less labor, fewer miles driven, less fuel consumed by trucks and less repairs and maintenance while also smoothing out gallons delivered throughout the year. The Company sold 285.3 million propane gallons for the quarter, compared to 305.3 million in the prior year quarter. However, these overall volume decreases were partially offset by a continued increase in Blue Rhino tank exchange sales due to further market share penetration, successful execution of certain marketing strategies, and “stay at home” buying trends. Margin per gallon for the quarter was $.093, or 11% higher than the prior year, attributable to strategic product placement and better execution of our supply chain and logistics strategies, which drove enhanced profitability per customer. Overall, the increases noted above were partially offset by decreased retail sales volumes due primarily to implementation of the right-timed deliveries strategy and weather that was 2.7% warmer than the prior year quarter and a relatively weaker economy. This has resulted in an increase in gross profit of $9.6 million or 3.6% higher than prior year. Operating expenses decreased $13 million or 10% due to the strategies to deliver gallons more efficiently.

The Company continues to implement numerous initiatives to increase efficiency and profitability. These initiatives produced strong results in the second quarter and enable continued high performance in the areas of growth and operational expense management. Strong execution by a leaner and more agile workforce of essential workers is driving high performance throughout the Company, both in the field and in corporate locations.

For the quarter, the Company reported net earnings attributable to Ferrellgas Partners, L.P. of $63.3 million, or $0.64 per common unit, compared to prior year period net earnings of $48.2 million, or $0.49 per common unit. Adjusted EBITDA, a non-GAAP measure, increased by $19.5 million, or 16%, to $140.9 million in the current quarter compared to $121.4 million in the prior year quarter. “Our people continue to generate strong results with less operating expenses. I could not be more proud of our people or the continued transformation of the company.” said James E. Ferrell, Chief Executive Officer and President of Ferrellgas.

As previously disclosed, the Company entered into a Transaction Support Agreement (the “TSA”) with a majority of the holders of the Company’s 8.625% Senior Notes Due 2020 (the “2020 Notes”) on December 10, 2020. The TSA sets forth a restructuring process to satisfy the obligations under the 2020 Notes and refinance the balance sheet of the Company and its operating partnership. The transactions contemplated by the TSA are intended to de-lever our balance sheet, consistent with the Company’s strategy to create a solid financial foundation for future growth.

The TSA executed between the Company and its noteholders will permit Ferrellgas to remain an independent, employee-owned business under current management while restructuring substantially all of its debt. Importantly, the restructuring will have no impact on the Company’s operations, will not inhibit its ability to provide propane to its almost 800,000 customers throughout the United States and Puerto Rico, and will allow its premier Blue Rhino tank exchange business to continue to expand beyond the current 62,500 selling locations.

As previously announced, on January 11, 2021 Ferrellgas Partners and Ferrellgas Partners Finance Corp. commenced the Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. On March 5, 2021, the Bankruptcy Court entered an order confirming the restructuring plan. The effectiveness of the plan is conditioned on certain requirements such as the operating partnership completing its refinancing.  This confirmation is a positive step forward in our restructuring plans.

As previously announced, the Company indefinitely suspended its quarterly cash distribution as a result of not meeting the required fixed charge coverage ratio contained in the senior unsecured notes due 2020.

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico. Ferrellgas employees indirectly own 22.8 million common units of the partnership, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form 10-K with the Securities and Exchange Commission on October 15, 2020. Investors can request a hard copy of this filing free of charge and obtain more information about the partnership online at www.ferrellgas.com.

Forward Looking Statements

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance, and expectations to differ materially from anticipated results, performance, and expectations. These risks, uncertainties, and other factors include those discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2020, and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

Contacts

Investor Relations – InvestorRelations@ferrellgas.com

FERRELLGAS PARTNERS, L.P.  AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

ASSETS	January 31, 2021	July 31, 2020
Current Assets:
Cash and cash equivalents (including $109,049 and $95,759 of restricted cash at January 31, 2021 and July 31, 2020, respectively)	$326,483	$333,761
Accounts and notes receivable, net (including $200,443 and $103,703 of accounts receivable pledged as collateral at January 31, 2021 and July 31, 2020, respectively)	206,280	101,438
Inventories	90,473	72,664
Prepaid expenses and other current assets	72,914	35,944
Total Current Assets	696,150	543,807

Property, plant and equipment, net	587,870	591,042
Goodwill, net	246,946	247,195
Intangible assets, net	99,644	104,049
Operating lease right-of-use asset	97,249	107,349
Other assets, net	91,159	74,748
Total Assets	$1,819,018	$1,668,190

LIABILITIES AND PARTNERS' DEFICIT

Current Liabilities:
Accounts payable	$79,224	$33,944
Current portion of long-term debt (a)	501,865	859,095
Current operating lease liabilities	27,895	29,345
Other current liabilities	191,908	167,466
Total Current Liabilities	800,892	1,089,850

Long-term debt	1,650,410	1,646,396
Operating lease liabilities	80,901	89,022
Other liabilities	49,541	51,190
Total Liabilities not subject to compromise	2,581,744	2,876,458
Liabilities subject to compromise	390,101	-
Total liabilites	2,971,845	2,876,458

Contingencies and commitments

Partners Deficit:
Common unitholders (97,152,665 units outstanding at January 31, 2021 and July 31, 2020)	(1,107,979)	(1,126,452)
General partner unitholder (989,926 units outstanding at January 31, 2021 and July 31, 2020)	(71,100)	(71,287)
Accumulated other comprehensive income (loss)	33,762	(2,303)
Total Ferrellgas Partners, L.P. Partners' Deficit	(1,145,317)	(1,200,042)
Noncontrolling interest	(7,510)	(8,226)
Total Partners' Deficit	(1,152,827)	(1,208,268)
Total Liabilities and Partners' Deficit	$1,819,018	$1,668,190

(a) The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $357 million of 8.625% notes and $33 million of related accrued interest which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P. Also Ferrellgas Partners, L.P. holds $19.9 million in cash.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

(unaudited)

	Three months ended		Six months ended		Twelve months ended
	January 31		January 31		January 31
	2021	2020	2021	2020	2021	2020
Revenues:
Propane and other gas liquids sales	$528,434	$485,247	$809,483	$758,632	$1,466,642	$1,482,412
Other	25,126	25,586	44,971	45,415	81,591	80,341
Total revenues	553,560	510,833	854,454	804,047	1,548,233	1,562,753

Cost of sales:
Propane and other gas liquids sales	270,777	237,843	408,404	371,871	709,586	758,720
Other	3,504	3,353	7,171	7,034	13,140	11,971

Gross profit	279,279	269,637	438,879	425,142	825,507	792,062

Operating expense - personnel, vehicle, plant & other	115,247	128,233	224,274	242,776	474,553	480,094
Depreciation and amortization expense	21,249	19,795	42,639	39,014	84,106	79,263
General and administrative expense	20,475	14,192	33,555	23,887	55,420	53,360
Operating expense - equipment lease expense	6,862	8,261	13,692	16,649	30,060	33,444
Non-cash employee stock ownership plan compensation charge	762	630	1,470	1,425	2,916	2,426
Loss on asset sales and disposals	80	2,148	893	4,383	4,434	8,631

Operating income	114,604	96,378	122,356	97,008	174,018	134,844

Interest expense	(52,595)	(47,548)	(106,821)	(93,245)	(206,538)	(182,095)
Loss on extinguishment of debt	-	-	-	-	(37,399)	-
Other income (expense), net	3,508	76	3,616	(56)	3,212	208
Reorganization items, net	(1,200)	0	(1,200)	-	(1,200)	-

Earnings (loss) before income tax expense	64,317	48,906	17,951	3,707	(67,907)	(47,043)

Income tax expense	326	115	413	633	631	795

Net earnings (loss)	63,991	48,791	17,538	3,074	(68,538)	(47,838)

Net earnings (loss) attributable to noncontrolling interest (a)	724	584	333	211	(381)	(125)

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	63,267	48,207	17,205	2,863	(68,157)	(47,713)

Less: General partner's interest in net earnings (loss)	633	482	172	29	(682)	(476)

Common unitholders' interest in net earnings (loss)	$62,634	$47,725	$17,033	$2,834	$(67,475)	$(47,237)

Earnings (loss) Per Common Unit
Basic and diluted net earnings (loss) per common unitholders' interest	$0.64	$0.49	$0.18	$0.03	$(0.69)	$(0.49)

Weighted average common units outstanding - basic	97,152.7	97,152.7	97,152.7	97,152.7	97,152.7	97,152.7

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Six months ended		Twelve months ended
	January 31		January 31		January 31
	2021	2020	2021	2020	2021	2020
Net earnings (loss) attributable to Ferrellgas Partners, L.P.	$63,267	$48,207	$17,205	$2,863	$(68,157)	$(47,713)
Income tax expense	326	115	413	633	631	795
Interest expense	52,595	47,548	106,821	93,245	206,538	182,095
Depreciation and amortization expense	21,249	19,795	42,639	39,014	84,106	79,263
EBITDA	137,437	115,665	167,078	135,755	223,118	214,440
Non-cash employee stock ownership plan compensation charge	762	630	1,470	1,425	2,916	2,426
Loss on asset sales and disposal	80	2,148	893	4,383	4,434	8,631
Loss on extinguishment of debt	-	-	-	-	37,399	-
Other income (expense), net	(3,508)	(76)	(3,616)	56	(3,212)	(208)
Reorganization items, net	1,200	-	1,200	-	1,200	-
Severance expense includes $426, $927 and $1,667 in operating expense for the three, six and twelve months ended January 31, 2021. Also includes $651, $834 and $834 in general and
administrative expense for the three, six and twelve months ended January 31, 2021.	1,077	-	1,761	-	2,501	-
Legal fees and settlements related to non-core businesses	3,628	2,519	6,136	4,562	8,882	13,754
Provision for doubtful accounts related to non-core businesses	(500)	-	(500)		16,825	-
Lease accounting standard adjustment and other	-	(116)	-	54	107	54
Net earnings (loss) attributable to noncontrolling interest (b)	724	584	333	211	(381)	(125)
Adjusted EBITDA (b)	140,900	121,354	174,755	146,446	293,789	238,972
Net cash interest expense (c)	(48,243)	(43,316)	(99,959)	(85,899)	(196,306)	(168,111)
Maintenance capital expenditures (d)	(5,282)	(5,430)	(10,459)	(11,897)	(21,802)	(27,139)
Cash paid for income taxes	(270)	(1)	(305)	(1)	(593)	(144)
Proceeds from certain asset sales	1,737	824	2,437	1,659	4,775	3,948
Distributable cash flow attributable to equity investors (e)	88,842	73,431	66,469	50,308	79,863	47,526
Distributable cash flow attributable to general partner and non-controlling interest	1,904	1,468	1,329	1,006	1,597	950
Distributable cash flow attributable to common unitholders (f)	86,938	71,963	65,140	49,302	78,266	46,576
Less: Distributions paid to common unitholders	-	-	-	-	-	-
Distributable cash flow excess	$86,938	$71,963	$65,140	$49,302	$78,266	$46,576

Propane gallons sales
Retail - Sales to End Users	218,078	236,264	336,096	366,165	607,948	669,720
Wholesale - Sales to Resellers	67,252	68,996	116,842	119,035	233,336	231,986
Total propane gallons sales	285,330	305,260	452,938	485,200	841,284	901,706

(a)	Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.
(b)	Adjusted EBITDA is calculated as net earnings (loss) attributable to Ferrellgas Partners, L.P., less the sum of the following: income tax expense, interest expense, depreciation and amortization expense, non-cash employee stock ownership plan compensation charge, loss on asset sales and disposals, loss on extinguishment of debt, other income (expense), net, reorganization items, net severance expense, legal fees and settlements related to non-core businesses, provision for doubtful accounts related to non-core businesses, lease accounting standard adjustment and other and net earnings (loss) attributable to noncontrolling interest. Management believes the presentation of this measure is relevant and useful, becauseit allows investors to view the partnership's performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that have different financing and capital structures. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.
(c)	Net cash interest expense is the sum of interest expense less non-cash interest expense and other expense, net. This amount includes interest expense related to the accounts receivable securitization facility.

(d)	Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.
(e)	Distributable cash flow attributable to equity investors is calculated as Adjusted EBITDA minus net cash interest expense, maintenance capital expenditures and cash paid for taxes plus proceeds from certain asset sales. Management considers distributable cash flow attributable to equity investors a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to equity investors. Distributable cash flow attributable to equity investors, as management defines it, may not be comparable to distributable cash flow attributable to equity investors or similarly titled measurements used by other corporations and partnerships. Items added into our calculation of distributable cash flow attributable to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to equity investors may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.
(f)	Distributable cash flow attributable to common unitholders is calculated as Distributable cash flow attributable to equity investors minus distributable cash flow attributable to general partner and noncontrolling interest. Management considers distributable cash flow attributable to common unitholders a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to common unitholders. Distributable cash flow attributable to common unitholders, as management defines it, may not be comparable to distributable cash flow attributable to common unitholders or similarly titled measurements used by other corporations and partnerships. Items added to our calculation of distributable cash flow attributable to common unit holders that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to common unitholders may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP .